                                                                    Exhibit 99.1


                                  [LETTERHEAD]


CONTACTS:

Wayne Wetherell            Robert Jaffe
CFO, VP, Finance           PondelWilkinson MS&L
858.673.8600 x138          310.207.9300
wayne@iwsinc.com           investor@pondel.com



IMAGEWARE SYSTEMS, INC. ANNOUNCES ACQUISITION OF G&A IMAGING LTD.


SAN DIEGO, CA - MARCH 9, 2001 - ImageWare Systems, Inc. (AMEX: IW) today announced that it has executed a definitive agreement to acquire G&A Imaging Ltd., a supplier of software and software systems for digital identification documents, for approximately $6.5 million in ImageWare common stock and cash.

ImageWare said the transaction is structured as a purchase of all of the assets of G&A, and the closing of the transaction is subject to certain conditions. The closing is anticipated to occur on or before March 31, 2001. G&A had consolidated revenues of approximately US$7.0 million for its fiscal year ended September 30, 2000.

G&A, based in the National Capital region of Ottawa, Canada and privately held, was founded in 1988. The company's software is used in the creation of driver's license and voter registration cards, as well as public and private security applications. In 1997, G&A expanded its international presence by acquiring Identification Security Systems of Stuttgart, Germany, a wholly owned subsidiary of Eastman Kodak which services the European, Middle East and African markets. In the same year, G&A acquired its Asia Pacific distributor based in Singapore. G&A sells its software under the industry recognized brand name EPISUITE-Registered Trademark-, through a channel of distributors to end users such as Novell, Sears, Boeing, and Sony. It recently introduced EPIWEB-TM-, an internet-based badging solution for service bureaus. G&A also sells a software development kit (under the trademark EPIBUILDER-TM-) allowing integrators and OEMs such as Andover Controls & RSA to add photo ID components to their building management systems, PKI solutions, data collection systems, time and attendance, debit/credit and access control. Its German subsidiary has been active in the delivery of complex electronic photo ID solutions to government agencies and European Fortune 500 clients such as Lufthansa Airlines and BASF. Solutions offered include the integration and deployment of the latest in smart card technology.

Jim Miller, ImageWare's chairman and chief executive officer, said, "The acquisition of G&A advances our strategic objective of establishing ImageWare as the premier global provider of digital identification documents. G&A's breadth of digital imaging software-line and leading-edge web-based ID solutions perfectly complement our current product lines, and its established premier reference accounts and international presence significantly expand our customer base in both the public and private sector."


                                     (more)

Ray St. Maurice, chairman and founder of G&A Imaging, said, "Both G&A and ImageWare have invested significantly in research and development to offer our respective customers highly innovative solutions. The resources and expertise of the combined company will position us at the forefront of the digital identification industry."

ImageWare is hosting a conference call today, March 9, 2001 at 11:00 a.m. (Eastern) to discuss the significance of the G&A acquisition as well as its fourth quarter and full year 2000 financial results. The conference call will be available to all interested parties through a live audio Web broadcast via the Internet at www.vcall.com starting at 11 a.m. EST on Friday, March 9. The call will be archived and available on the website for two weeks beginning at 1 p.m. EST on Friday, March 9 through 5 p.m. EST on Friday, March 23. A telephone replay of the call will also be available from 1 p.m. EST on Friday, March 9 to 1 p.m. EST on Friday, March 16. Please call (800) 633-8284 (domestic) or (858) 812-6440 (international) and use RESERVATION NO. 18240765.

ABOUT IMAGEWARE SYSTEMS:
ImageWare Systems, Inc. develops, sells and supports a suite of modular software products known as C.R.I.M.E.S.-Registered Trademark- used by law enforcement and public safety agencies to manage criminal digital images and data. Through its ITC and Goddard subsidiaries, ImageWare also develops, sells and supports software used to create digital identification cards and documents. ImageWare's software systems allow customers to quickly create, archive, search, retrieve and associated text records digital photographs and criminal history records.

STATEMENTS IN THIS PRESS RELEASE THAT ARE NOT STRICTLY HISTORICAL ARE "FORWARD-LOOKING" STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934. THESE STATEMENTS INVOLVE A HIGH DEGREE OF RISK AND UNCERTAINTY, ARE PREDICTIONS ONLY AND ACTUAL EVENTS OR RESULTS MAY DIFFER MATERIALLY FROM THOSE PROJECTED IN SUCH FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO DIFFERENCES INCLUDE THE UNCERTAINTY REGARDING VIABILITY AND MARKET ACCEPTANCE OF THE COMPANY'S PRODUCTS AND SERVICES. THESE FACTORS AND OTHERS ARE MORE FULLY DESCRIBED IN THE SECTION ENTITLED "RISK FACTORS" IN THE COMPANY'S FINAL PROSPECTUS, DATED MARCH 30, 2000.

                                      # # #